


TERM       ANNUAL     EFFECTIVE
            RATE    ANNUAL YIELD*

             7.10%           7.35%
3 Months

6 Month      7.15%           7.41%
---------  -------  --------------

12 Months    8.50%           8.87%
           -------  --------------

18 Months    8.60%           8.98%
           -------  --------------

24 Months    8.75%           9.14%
           -------  --------------

30 Months    9.25%           9.69%
           -------  --------------

36 Months    9.35%           9.80%
           -------  --------------

48 Months    9.50%           9.96%
           -------  --------------

60 Months   10.35%          10.90%
           -------  --------------

7 Years     10.50%          11.07%
           -------  --------------

10 Years    10.75%          11.35%
---------  -------  --------------


                     Rate Supplement dated April 22, 1997



                   FOR MORE INFORMATION CALL 1-800-790-2474






                 FIRST NATIONS FINANCIAL SERVICES COMPANYS.M.

                          Christiana Executive Campus
                       220 Continental Drive, Suite 310
                            Newark, Delaware 19713
                             Tel:  (302) 292-2100
                             Fax:  (302) 292-2151



An offer can only be made by the Prospectus dated April 22, 1997, delivered in conjunction with this Rate Supplement dated April 22, 1997. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes. The Effective Annual Yield assumes all interest reinvested daily at the stated rate. These rates available through June 30, 1997.